UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 19345

Date of Report (Date of earliest event reported): June 30, 2025

BLUSKY AI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280 Murray, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 312-8113

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2025, BluSky AI Inc, (the “Company”) entered into an Acquisition and Power Assignment Agreement (the “Acquisition Agreement”) with Digital Asset Management, LLC (“DAM”), a Wyoming limited liability company, through which DAM assigned to the Company its exclusive right to utilize nine and three-tenths (9.3) megawatts (“MW”) of solar and grid-interconnected power (the “Power Commitment”) at Seller’s existing cost of $0.068 per kilowatt-hour (“kWh”), subject to adjustments, for the operational life of Buyer’s data center project located in the Milford area of Beaver County, Utah (the “Project”). In exchange for the assignment of the Power Commitment in the Acquisition Agreement, the Company issued 20,000,000 shares of its restricted common stock to DAM. The term of the Acquisition Agreement is the length of the Project.

Additionally, on June 30, 2025, the Company entered into a Ground Lease with an Option to Purchase (the “Lease”) with Wild Mustang Ventures LLC, a Wyoming limited liability company (the “Landlord”), through which the Company leased 51.6 acres in Milford, Utah (the “Milford Land”) for a two-year term. The base rent is $90,000 annually, which shall accrue until the earlier of the expiration of the lease or until the Company exercises its option to purchase the Milford Land. The Lease contains standard other provisions and includes a mutual indemnification clause which requires that the parties indemnify each other except in the case of gross negligence or willful misconduct. The

Item 9.01 Exhibits

10.1	Acquisition and Power Assignment Agreement with Digital Asset Medium LLC dated June 30, 2025
10.2	Ground Lease with an Option to Purchase with Wild Mustang Ventures, LLC dated June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUSKY AI, INC.

Date: July 7, 2025	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Executive Officer